Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Broad Street Realty, Inc.

Bethesda, Maryland

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-256206) of Broad Street Realty, Inc. of our report dated August 20, 2021, relating to the combined statement of revenues and certain operating expenses of the Acquired Properties for the year ended December 31, 2020, which appears in this Form 8K/A.

/s/ BDO USA, LLP

Potomac, Maryland

August 20, 2021